                     AMENDMENT NO. 5 TO AMENDED AND RESTATED
                        REDUCING REVOLVING LOAN AGREEMENT


          This Amendment No. 5 to Amended and Restated Reducing Revolving Loan Agreement (this "Amendment") is entered into with reference to the Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront Station, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent (as heretofore amended by Amendment No. 1 dated as of May 17, 1996, Waiver and Amendment dated as of September 11, 1996, Amendment No. 3 dated as of January 21, 1997, and Amendment No. 4 dated as of March 21, 1997, the "Loan Agreement"). Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

          Borrowers, Parent and the Managing Agent, acting with the consent of the Banks pursuant to Section 14.2 of the Loan Agreement, agree as follows:

          1. SECTION 1.1 - NEW DEFINITIONS. Section 1.1 of the Loan Agreement is further amended to add the following new defined terms at the appropriate alphabetical places:

               "'FIFTH AMENDMENT EFFECTIVE DATE' means the date upon which the conditions set forth in Section 8 of this Amendment No. 5 are satisfied or waived."

               "'ST. CHARLES NEW VESSELS' means the two casino barges which, as of the Fourth Amendment Effective Date, are under construction at St. Charles Riverfront Station in St. Charles, Missouri."

          2. SECTION 6.1. Section 6.1 of the Loan Agreement is amended by deleting the word "and" before Subsection 6.1(c), inserting a comma at that place and adding new Subsections 6.1 (d) and 6.1(e) at the end thereof as follows:

               ", (d) a Disposition of one or more of the St. Charles Existing Vessels after the St. Charles New Vessels are in service at St. Charles Riverfront Station or such earlier date that does not result in an interruption of the business of St. Charles and
               (e) a Disposition of one or more of the St. Charles New Vessels PROVIDED that not later than the substantial completion of construction thereof St. Charles enters into a lease or sublease thereof which grants to St. Charles the right to occupy and use such St. Charles New Vessel or Vessels for a lease term extending at least through the Maturity Date."

          3. SECTION 6.12. Section 6.12 of the Loan Agreement is amended by deleting clause (ii) of Subsection (b) thereof in its entirety and substituting therefor the following:

               "(ii) the St. Charles Expansion Project, PROVIDED that the aggregate Expansion/New Venture Capital Expenditures with respect thereto do not exceed (A) $215,000,000 or (B) if the St. Charles New Vessels are the subject of a Disposition permitted by Section 6.1(e) and/or 9.2(d), $215,000,000 reduced by the purchase price paid by the Person which enters into the operating lease referred to in Section 6.1(e) and/or 9.2(d) (whether or not such payments occur after the incurrence of such Capital Expenditures); and"

          4. SECTION 9.2. Section 9.2 of the Loan Agreement is amended by deleting Subsection 9.2(d) and inserting the following at that place:

               "(d) a Disposition of one or more of the St. Charles New Vessels PROVIDED that such St. Charles Vessel or Vessels are concurrently subjected to an operating lease pursuant to which (or pursuant to a permitted sublease thereunder) St. Charles is, or will be not later than the substantial completion of construction thereof, granted the right to occupy and use such St. Charles New Vessel or Vessels for a lease term extending at least through the Maturity Date;"

          5. SECTION 9.9. Section 9.9 of the Loan Agreement is amended by deleting the word "and" after Subsection 9.9(h), inserting "; and" after Subsection 9.9(i) and adding new Subsection 9.9(j) as follows:

               "(j) a Guaranty Obligation with respect to completion of construction of the St. Charles New Vessels in favor of the Person that enters into the operating lease referred to in Sections 6.1(e) and/or 9.2(d)."

          6. SECTION 9.15. The Banks hereby consent, to the extent required by Sections 9.15(b) and/or 14.2(c), to the Dispositions permitted by Sections 6.1(e) and 9.2(d).

          7. SECTION 14.2. Section 14.2 of the Loan Agreement is amended by deleting Subsection 14.2(c) and inserting the following at that place:

               "(c) To release the Parent Guaranty, the Sibling Guaranty; or any material portion of the Collateral EXCEPT as expressly provided for in any Loan Document (PROVIDED that the Managing Agent is authorized to release the Lien created by the Collateral Documents on assets secured by Indebtedness permitted by Sections 6.7(d) or 6.7(e) and on assets which are the subject of a Disposition permitted by Section 6.1);"

          8.
CONDITIONS PRECEDENT. The effectiveness of this Amendment shall be conditioned upon the receipt by the Managing Agent of:

               a. the following documents, each properly executed by a Responsible Official of each party thereto and dated as of the date hereof:

                    (i) Counterparts of this Amendment executed by all parties hereto;

                    (ii) Written consents of each of the Sibling Guarantors to the execution, delivery and performance hereof, substantially in the form of Exhibit A to this Amendment; and

                    (iii)     Written consent of the Banks as required under
                              Section 14.2 of the Loan Agreement in the form of Exhibit B to this Amendment.

               b. the prior or simultaneous effectiveness of Amendment No. 4 to the Loan Agreement.

          9. REPRESENTATION AND WARRANTY. Borrowers represent and warrant to the Managing Agent and the Banks that no Default or Event of Default has occurred and remains continuing.

          10. CONSENT OF PARENT. The execution of this Amendment by Parent shall constitute its consent hereto in its capacity as guarantor under the Parent Guaranty.

          11. CONFIRMATION. In all respects, the terms of the Loan Agreement (as amended hereby) and the other Loan Documents are hereby confirmed.

          IN WITNESS WHEREOF, Borrowers and the Managing Agent have executed this Amendment as of March 27, 1997 by their duly authorized representatives.

                                       PALACE STATION HOTEL & CASINOS, INC.
                                       BOULDER STATION, INC.
                                       TEXAS STATION, INC.
                                       ST. CHARLES RIVERFRONT STATION, INC.
                                       KANSAS CITY STATION CORPORATION



                                       By:  /s/ Glenn C. Christenson
                                            ----------------------------------
                                            Glenn C. Christenson
                                            Vice President and
                                            Chief Financial Officer

                                       STATION CASINOS, INC.



                                       By:  /s/ Glenn C. Christenson
                                            ----------------------------------
                                            Glenn C. Christenson
                                            Executive Vice President and
                                            Chief Financial Officer

                                       BANK OF AMERICA NATIONAL TRUST AND
                                       SAVINGS ASSOCIATION, as Managing Agent



                                       By:  /s/ Scott L. Faber
                                            ----------------------------------
                                            Scott L. Faber
                                            Vice President

                             Exhibit A to Amendment

                          CONSENT OF SIBLING GUARANTORS


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          Each of the undersigned hereby consents to the execution, delivery and performance by Borrowers, Parent and the Managing Agent of Amendment No. 5 to the Loan Agreement.

          Each of the undersigned represents and warrants to the Managing Agent and the Banks that the Subsidiary Guaranty remains in full force and effect in accordance with its terms.

Dated: March __, 1997

                                       SOUTHWEST GAMING SERVICES, INC.



                                       By:
                                            ----------------------------------
                                            Blake L. Sartini
                                            Secretary

                                       SOUTHWEST SERVICES, INC.



                                       By:
                                            ----------------------------------
                                            Blake L. Sartini
                                            Secretary

                                       GREEN VALLEY STATION, INC.



                                       By:
                                            ----------------------------------
                                            Glenn C. Christenson
                                            Vice President and Chief Financial
                                            Officer

                             Exhibit B to Amendment

                                 CONSENT OF BANK


          Reference is hereby made to that certain Amended and Restated Reducing Revolving Loan Agreement dated as of March 19, 1996 among Palace Station Hotel & Casino, Inc., Boulder Station, Inc., Texas Station, Inc., St. Charles Riverfront, Inc. and Kansas City Station Corporation (collectively, "Borrowers"), Station Casinos, Inc. ("Parent"), the Banks party thereto, Bank of Scotland and Societe Generale, as Co-Agents, and Bank of America National Trust and Savings Association, as Managing Agent, (as amended, the "Loan Agreement").

          The undersigned Bank hereby consents to the execution and delivery of Amendment No. 5 to Amended and Restated Reducing Revolving Loan Agreement by the Managing Agent on its behalf, substantially in the form of a draft dated on or about March 19, 1997 presented to the undersigned Bank.

Dated: March __, 1997

                                       _________________________________
                                       [Name of Institution]



                                       By: _________________________________

                                       _________________________________
                                       [Printed Name and Title]